UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 8, 2016

BOSTON OMAHA CORPORATION (formerly known as REO PLUS, INC.)
(Exact name of registrant as specified in its Charter)

Delaware	333-170054	27-0788438
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

(Address and telephone number of principal executive offices, including zip code)
292 Newbury Street, Suite 333 Boston, Massachusetts 02115 (857) 256-0079
___________________________________
(Former name or address, if changed since last report)
Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of Registrant under any of the following provisions (see General Instruction A.2. below):

[ ]           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act   (17 CFR 240.14d-2(b))

[ ]           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01  COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On December 7, 2016, General Indemnity Group, LLC, our wholly-owned subsidiary ("GIG"), acquired all of the outstanding capital stock of United Casualty and Surety Insurance Company ("UC&S"), a Massachusetts corporation, for a cash purchase price totaling $13,000,000.  As previously reported, in our Form 8-K as filed with the Commission on May 23, 2016, on May 19, 2016, GIG entered into a Stock Purchase Agreement with the shareholders of UC&S.  The approval by the Massachusetts Division of Insurance of an acquisition of control statement on Form A, a condition to the closing, was obtained on December 5, 2016.

ITEM 7.01  REGULATION FD DISCLOSURE

On December 7, 2016, the Company issued a press release entitled "General Indemnity Group Announces the Acquisition of United Casualty and Surety Insurance Company."  The full text of the press release is attached to this Report on Form 8-K as Exhibit 99.2.  The information in this Item 7.01 of this Form 8-K and Exhibit 99.2 shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, or incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as shall be expressly set forth by specific reference in such filing.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

(d)  Exhibits.

Exhibit Number                     Exhibit Title

99.1	Stock Purchase Agreement with the stockholders of United Casualty and Surety Insurance Company, filed as Exhibit 99.1 to the Company's Current Report on Form 8-K filed with the Commission on May 23, 2016.

99.2	Press release dated December 7, 2016 titled "General Indemnity Group Announces the Acquisition of United Casualty and Surety Insurance Company."

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                 BOSTON OMAHA CORPORATION
                                                                 (Registrant)

By:  /s/ Alex B. Rozek
Alex B. Rozek, Co-Chief Executive Officer
Date: December 8, 2016